Exhibit 10.11

Convertible Loan Agreement

Borrower: Autozi Internet Technology (Beijing) Co., Ltd.

Lender: Beijing Yonyou Innovation Investment Center (Limited Partnership)

September [23], 2019

This Convertible Loan Agreement (hereinafter referred to as “this Agreement”) has been signed and concluded on September 23, 2019 in Beijing, People’s Republic of China.

Borrower: Autozi Internet Technology (Beijing) Co., Ltd. (“the Company”)

Registered address: Room 04, 1/F, Building 3, Yard No. 68, Beiqing Road, Haidian District, Beijing

Legal representative: Zhang Houqi

Lender: Beijing Yonyou Innovation Investment Center (Limited Partnership)

Registered address: Room 211, 2/F, Building 20, Yard No. 68, Beiqing Road, Haidian District, Beijing

Appointed representative of the executive partner: Wu Zhengping

Whereas,

1. The Borrower, as a leading enterprise in the industry of Internet of Things in China, provides efficient and collaborative supply chain transaction and financing services to the automotive industry chain (the “Business”);

2. The Borrower, due to the current insufficient liquidity of its funds, needs to temporarily raise some funds from the Lender for the daily operation, development and operation of the Business;

3. The Lender, a shareholder of the Borrower, voluntarily provides loans to the Borrower in accordance with the provisions of this Agreement.

In view of the above, the following terms are concluded hereby by the parties after friendly consultation for mutual compliance in good faith, based on the principles of equality, voluntariness, honesty and credibility, and in accordance with the Contract Law of the People’s Republic of China and other relevant laws and regulations.

1	Principal, interest and payment of convertible bonds

1.1

The Lender agrees to provide a loan of RMB 500,000 (in words: FIVE HUNDRED THOUSAND YUAN) to the Borrower in accordance with the terms of this Agreement (“Principal”). The Lender shall make a one-time transfer of the Principal to the following designated account of the Company within ten (10) working days after the effective date of this Agreement:

Account name: Autozi Internet Technology (Beijing) Co., Ltd.

Opening bank: Ping An Bank, Beijing Zhichun Road Sub-branch

Account No.: 15000067360359

1.2

The interest rate for convertible bonds is 12% per annum (simple interest), and if the term is less than one year, it shall be calculated based on the actual borrowing period. The daily interest rate shall be calculated by dividing the annual interest rate by 365.

For the avoidance of doubt, regardless of whether the convertible bonds are ultimately converted into equity of the borrower, the Lender has the right to obtain interest returns on the convertible bonds as stipulated in this Agreement.

2	Purpose and term of the convertible bonds

2.1	Purpose

Both parties hereby agree that all loans made under this Agreement shall be used solely for the borrower’s daily business operations, development, and activities, and shall not be utilized for any purposes including, but not limited to, external investments, purchase of financial products, or repayment of debts.

2.2	Term and scope

Unless otherwise agreed in this Agreement, the term of the convertible bonds (“Loan Term”, the expiration date of the loan shall be referred to as the “Maturity Date”) shall be the shorter of the following periods:

(1) one (1) year from the date of payment of the Principal to the Borrower’s account;

(2) from the date of payment of the Principal to the Borrower’s account until the date on which the Lender exercises the conversion right pursuant to Article 3.2 and signs the Capital Increase Agreement or other capital increase documents.

(3) the scope of the guarantee assumed by the Company shall cover all loan principal and interest, default interest, compensation, expenses incurred by the Lender in realizing its creditor’s rights, losses caused to the Lender due to the Company’s breach of contract, and all other payable expenses.

3	Exercise of conversion right

3.1	Conversion right

Both parties agree that, subject to the conditions and provisions stipulated in Article 3.2 of this Agreement, the Lender shall have the irrevocable right to convert the Principal into equity in the Borrower (“Conversion Right”) based on this Agreement, and shall obtain the equity ratio determined pursuant to Article 3.3 of this Agreement after exercising such right.

3.2	Exercise and waiver of the conversion right

Provided the events listed below occur (whichever is earlier, “Conversion Event”), the Lender shall have the right to exercise the Conversion Right in accordance with Article 3.2 of this Agreement:

(1) The Borrower introduces new investors in the next round of financing and signs the Capital Increase Agreement for the said financing;

(2) To achieve qualified listing before December 31, 2020, the Borrower carries out a company restructuring ;

(3) In case the Borrower fails to repay the Principal and interest to the Lender on the maturity date.

The Borrower shall notify the Lender in writing of the possible occurrence of the Conversion Event listed in (1) or (2) above within [30] working days before such event. The Lender shall provide a written response to the Borrower, clearly indicating whether the Conversion Right will be exercised, within [10] working days after receiving such notice. If the Borrower does not receive any notice from the Lender within the aforementioned timeframe, it shall be deemed that the Lender has waived its Conversion Right by default.

Upon exercising the Conversion Right, the Lender shall increase capital to the Company in the form of capital conversion into investment within [30] working days after such request or other agreed timeframe by the parties. This includes but is not limited to signing legal documents such as Capital Increase Agreement with the next round of investors and/or other related parties on financing matters through capital increase, and cooperating with the Borrower to complete the industrial and commercial registration for the Borrower’s capital increase.

If the Lender waives the Conversion Right in any way, the Conversion Right shall be extinguished from then on, and the Borrower shall not be entitled to assert the Conversion Right under this Agreement to the Company.

3.3	Convertible proportion and shareholder priority

(1) Both parties agree that the entire principal of the convertible bonds shall be converted into the investment amount (“the Lender’s investment in this round”) for the Lender to participate in the next round of financing on an equal basis. The ratio (“Conversion Ratio”) of the Borrower’s equity that can be obtained by the Lender through the exercise of Conversion Right shall be determined based on the following formula:

Conversion Ratio = the lender’s investment in this round ÷ post-money valuation of the next financing round For the avoidance of doubt, “post-money valuation of the next financing round” shall be based on the provisions of the formal Capital Increase Agreement signed by the Borrower, the next investors and/or other relevant parties regarding the next financing round.

(2)① If the Borrower is acquired during the loan term, the Lender may choose to: A. require priority repayment of the principal and interest from the acquisition price; or B. convert the principal and interest of the loan into newly issued shares of the Company before the acquisition as specified in the preceding clause. The “acquisition” mentioned above refers to transactions related to merger, acquisition, sale of substantially all assets, IPO and other transactions that result in a change of control of the Company and/or any subsidiary. ②If the Borrower fails to repay the principal and interest to the Lender on the maturity date, the Lender shall have the right to exercise its conversion rights. If the Lender exercises its conversion rights due to ① or ② above, the conversion ratio of the Borrower shall be determined by mutual agreement between the parties.

(3) If the Lender elects to convert the loan principal and interest into company shares pursuant to this clause (1), the rights of the newly acquired shares by the Lender shall be dealt with in accordance with the next round of financing transaction documents, provided that the priority of such rights shall not be lower than the shareholder rights obtained by existing shareholders in accordance with the Company’s Articles of Association and relevant agreements, as amended from time to time; If the Lender converts shares according to another situation specified in this clause (2), the rights of the newly acquired company shares by the Lender shall be dealt with in accordance with the latest round of capital increase transaction documents or resolved by mutual agreement between the parties.

(4) If the Lender exercises the conversion right pursuant to this clause, the Borrower shall ensure that all existing shareholders waive their preemptive rights and agree to the conversion of shares. The Borrower also warrants that no third party has any preemptive rights to the newly acquired company shares obtained by the Lender through the exercise of the conversion right.

4	Repayment

4.1	The Borrower may fulfill its repayment obligations under this Agreement in the following manner:

(1) If the Lender waives the conversion right, the Borrower shall fulfill its principal and interest repayment obligations by paying cash. or

(2) If the Lender exercises the conversion right in accordance with Article 3.2 hereof, it shall be deemed that the Borrower has fulfilled its principal repayment obligation. However, the repayment obligation for interest shall still be fulfilled based on the amount calculated according to the corresponding loan term.

4.2

The Borrower shall fulfill its repayment obligations within ten (10) days after the loan maturity date (“repayment deadline”). If repayment is made in the manner specified in Clause 4.1(1) of this Agreement, the Borrower’s repayment obligation shall be deemed fulfilled only upon payment of the principal and interest to the Lender’s designated account and confirmation of receipt by the Lender. If repayment is made in the manner specified in Clause 4.1(2) of this Agreement, the Borrower’s repayment obligation shall be deemed fulfilled only upon payment of the interest to the Lender’s designated account and confirmation of receipt by the Lender. In the event that the Borrower is unable to repay the interest, such interest, together with the principal, shall be converted into capital increase funds.

5	Representations and warranties

5.1	The Borrower hereby irrevocably represents and warrants to the Lender that:

(1) The Borrower possesses the requisite legal capacity and competence to enter into and perform this Agreement, and this Agreement constitutes a valid and binding obligation of the Borrower upon execution.

(2) By signing and fulfilling this Agreement, the Borrower declares irrevocably that he does so voluntarily and in good faith, representing his truest intention and having been properly authorized through all essential legal channels. The aforementioned authorization, and the signing and performance under such authorization, do not violate any legally binding laws, regulations, or legal documents applicable to the Borrower. The Borrower has completed all necessary procedures required for the execution and performance of this Agreement in a legal and valid manner.

(3) The Borrower represents and warrants that all information provided to the Lender in connection with the transactions contemplated by this Agreement is accurate, true, complete, and valid, and that the Borrower has not withheld any information regarding its business status, financial condition, and ability to repay the debt from the Lender.

(4) The execution and performance of this Agreement by the Borrower do not violate any provision of the Borrower’s Articles of Association or other organizational rules, nor do they conflict with any binding contractual documents applicable to the Borrower or any provision thereof.

(5) The Borrower assures that the Principal under this Agreement will not be used for any purposes other than those agreed upon in this Agreement; otherwise, the Lender shall have the right to demand immediate repayment of the loan principal and interest, or to exercise the conversion rights.

5.2	The Lender hereby irrevocably represents and warrants to the Borrower that:

(1) The Lender possesses the requisite legal capacity and competence to enter into and perform this Agreement, and this Agreement constitutes a valid and binding obligation of the Borrower upon execution.

(2) By signing and fulfilling this Agreement, the Lender declares irrevocably that he does so voluntarily and in good faith, representing his truest intention and having been properly authorized through all essential legal channels. The aforementioned authorization, and the signing and performance under such authorization, do not violate any legally binding laws, regulations, or legal documents applicable to the Lender. The Lender has completed all necessary procedures required for the execution and performance of this Agreement in a legal and valid manner.

(3) The execution and performance of this Agreement by the Lender do not violate any provision of the Lender’s Articles of Association or other organizational rules, nor do they conflict with any binding contractual documents applicable to the Lender or any provision thereof.

(4) The Lender warrants that the convertible bond principal under this Agreement is its lawful and proprietary asset, and that it has full disposal power over such funds.

6	Breach of contract liability, applicable law and dispute resolution

6.1

If either party breaches this Agreement, causing the other party (“Indemnified Party”) to suffer any loss or damage, the breaching party shall indemnify the Indemnified Party, defend against any claims or suits filed against it, and hold the Indemnified Party harmless from any liability, loss, damage, or cost. If the breaching party fails to rectify the breach within thirty (30) days after receiving a written notice of correction from the non-breaching party, the non-breaching party shall have the right to unilaterally terminate this Agreement. For the avoidance of doubt, if the party performing its obligations terminates this Agreement pursuant to this provision, such termination shall not prejudice its right to seek damages under the provisions of this Agreement.

6.2	This Agreement is applicable to the laws of the People’s Republic of China.

6.3

Any dispute arising from or in connection with this Agreement shall be resolved as soon as possible by both parties through friendly negotiation. If no agreement can be reached through negotiation, either party may submit the dispute to the Beijing Arbitration Commission for arbitration in accordance with its arbitration rules then in effect. Workplace is in Beijing. The arbitration award shall be final and binding upon both parties.

7	Confidentiality

7.1

Both parties shall maintain the confidentiality of any oral or written information and materials obtained from the other party during the process of signing and performing this Agreement. Without the prior written consent of the other party, neither party shall disclose any information to any third party.

7.2

Regardless of the termination of this Agreement under any case, the provisions set forth in this clause shall remain effective for a period of three (3) years after the termination of this Agreement. If either party breaches the confidentiality provisions of this Agreement and causes losses to the other party, it shall be liable for compensation.

8	Notices

8.1

Any notice or other communication required or permitted to be given under this Agreement shall be in writing and the original of such notice or other communication shall be sent by mail, express delivery, or delivered by a special messenger to the Borrower or the Lender. If sent by mail, delivery shall be deemed to have been made on the third day after mailing if postage is prepaid; if delivered by express delivery or special messenger, delivery shall be deemed to have been made upon receipt by the recipient.

8.2	The Borrower and the Lender may also give notices and other communications by facsimile or electronic mail.

8.3

The communication addresses of both parties to this Agreement are as follows. If either party changes its communication address, it shall notify the other party of this Agreement of such change within three days from the date of the change.

Borrower: Autozi Internet Technology (Beijing) Co., Ltd.

Address: Building 9, Middle Area, Yard No. 68, Beiqing Road, Haidian District, Beijing

Legal representative: Zhang Houqi

Lender: Beijing Yonyou Innovation Investment Center (Limited Partnership)

Address: Room 210, 2/F, Block A, Building 8, Middle Area, Yonyou Industrial Park, Yard No. 68, Beiqing Road, Haidian District, Beijing

Appointed representative of the executive partner: Wu Zhengping

9	Execution of the agreement and text

9.1	This Agreement shall be made and concluded in duplicate in Chinese, with each party retaining one copy.

9.2	This Agreement shall come into force upon the date of signature and seal by both parties, and any modification of this Agreement shall enter into force after it has been signed by both parties.

10	Miscellaneous

10.1	Unless otherwise provided in this Agreement, neither party shall transfer its rights or obligations under this Agreement to any third party.

10.2

As for matters not covered herein, both parties shall separately negotiate and sign a supplementary contract which has the same legal force with this Agreement. In the event of any inconsistency between the provisions made by both parties on all matters under this Agreement and the provisions of this Agreement, the provisions of this Agreement shall prevail.

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Borrower: Autozi Internet Technology (Beijing) Co., Ltd. (official seal)

Autozi Internet Technology (Beijing) Co., Ltd. (seal)

Legal representative / authorized representative (signature):

Date: September 23, 2019

Lender: Beijing Yonyou Innovation Investment Center (Limited Partnership) (official seal)

Beijing Yonyou Innovation Investment Center (Limited Partnership) (seal)

Appointed or authorized representative of the executive partner (signature): __________

Date: MM/DD/YYYY